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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                       COMPUTER GENERATED SOLUTIONS, INC.
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             (Exact name of Registrant as Specified in its Charter)




      DELAWARE                                        13-3208358
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(State of Incorporation or Organization)       (I.R.S. Employer Identification
                                                No.)


1675 BROADWAY, NEW YORK, NEW YORK                      10019
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    (Address of Principal Executive Offices)         (Zip Code)

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     Title of Each Class                   Name of Each Exchange on Which
     to be so Registered                   Each Class is to be Registered
     -------------------                   ------------------------------

         None                                      None
     -------------------                   ------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2) please check the following box. [_]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the shares of Common Stock of Computer Generated Solutions, Inc. (the "Registrant") registered hereby is contained under the caption "Description of Capital Stock" on page 39 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-09297) initially filed with the Securities and Exchange Commission on July 31, 1996 under the Securities Act of 1933, as amended, and is hereby incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended.

ITEM 2.  EXHIBITS.

1.  Registrant's Registration Statement on Form S-1, as amended.

2. Amended and Restated Certificate of Incorporation of the Registrant. To be filed as Exhibit 3.1 to an amendment to the Registrant's Registration Statement. Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

3. By-Laws of the Registrant, as amended. To be filed as Exhibit 3.2 to an amendment to the Registrant's Registration Statement on Form S-1. Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

4. Specimen certificate for shares of Common Stock, $0.001 par value per share, of the Registrant. To be filed as Exhibit 4.1 to an amendment to the Registrant's Registration Statement on Form S-1. Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

5. Registration Rights Agreement dated as of __________ ____, 1997. To be filed as Exhibit 4.2 to an amendment to the Registrant's Registration Statement on Form S-1. Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

6. 1997 Long-Term Incentive Plan. To be filed as Exhibit 4.3 to an amendment the Registrant's Registration Statement on Form S-1. Upon filing of such amendment, the Registrant will file an amendment to this Registration Statement to incorporate herein by reference such exhibit.

                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                COMPUTER GENERATED SOLUTIONS, INC.


Date:  February 21, 1997           By: /s/ Philip Friedman
                                   __________________________________________
                                   Name:  Philip Friedman
                                   Title: President & Chief Executive Officer

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